UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 1, 2004

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On November 1, 2004, the Company entered into an Equipment Purchase Contract with Jindo Corporation, a Korea corporation, for the acquisition of 3,000 containers with an option to purchase up to 2,000 additional 53-ft containers and up to 500 chassis. The Company expects the acquisition costs to range from approximately $27 million to $54 million, depending on the number of containers ordered and other variables. The Company expects to take delivery of the equipment during 2005 and anticipates financing the equipment through an operating lease.

The foregoing summary is qualified in its entirety by reference to the Equipment Purchase Order, which attached hereto as Exhibit 10.1.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Equipment Purchase Contract dated as of November 1, 2004 between Pacer International, Inc. and Jindo Corporation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC.
A Tennessee Corporation

Dated: November 4, 2004	By:	/s/ Lawrence C. Yarberry
Executive Vice President and Chief
Financial Officer

2

INDEX TO EXHIBITS

EXHIBIT NUMBER
10.1	Equipment Purchase Contract dated as of November 1, 2004 between Pacer International, Inc. and Jindo Corporation.

3